UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 6, 2016

DBX ETF TRUST

(Exact name of registrant as specified in its charter)

Delaware	811-22487	36-4766438
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue

New York, New York 10154

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 454-0238

60 Wall Street

New York, New York 10005

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 6, 2016, NYSE Regulation, Inc. (the “Staff”) provided written notice to DBX ETF Trust (the “Trust”) that it is not in compliance with the continued listing standard set forth in Rule 5.5(g)(2)(a)(1) of NYSE Arca Equities, Inc. (“NYSE Arca”). Rule 5.5(g)(2)(a)(1) requires that, in order to comply with NYSE Arca continued listing standards, a listed company must maintain, no fewer than 50 record and/or beneficial holders of Units for 30 or more consecutive trading days following the initial twelve-month period beginning upon the commencement of trading of a series of Units. Deutsche X-trackers MSCI Southern Europe Hedged Equity ETF, Deutsche X-trackers MSCI Spain Hedged Equity ETF, Deutsche X-trackers MSCI Italy Hedged Equity ETF, Deutsche X-trackers MSCI EAFE Small Cap Hedged Equity ETF, Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF, Deutsche X-trackers MSCI Emerging Markets High Dividend Yield Hedged Equity ETF and Deutsche X-trackers MSCI Eurozone High Dividend Yield Hedged Equity ETF (each, a “Fund” and together the “Funds”), each a series of the Trust, were each reported to have less than 50 beneficial shareholders as of November 23, 2016. On the business day following the notification letter, NYSE Arca will make available on the consolidated tape a “below compliance” (.BC) indicator attached to each Fund’s ticker.

In accordance with NYSE Arca procedures, on November 30, 2016, the Trust submitted a written response to the Staff outlining the Trust’s plan to increase the number of shareholders of each Fund and regain compliance with Rule 5.5(g)(2)(a)(1). The Staff accepted the Trust’s plan and granted each Fund a “cure period” lasting until January 20, 2017. At the end of the “cure period,” the Trust must provide the Staff with a report regarding: (1) the specific actions taken by the Trust to sell and market each Fund; and (2) an updated number of beneficial shareholders for each Fund, substantiated by reports from third party vendors (such as Broadridge or Mediant, among others). With respect to each Fund, if the Trust is unable to demonstrate that the Fund has at least 50 (record or) beneficial holders at the end of the “cure period,” the Fund will be delisted. Thereafter, in order for any such Fund to re-gain compliance, the Trust would be required to demonstrate that the Fund has had at least 50 record or beneficial shareholders over a period of two consecutive months, as substantiated by a third party.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements may include words such as “anticipate,” “believe,” “may” and other words and terms of similar meaning, including in connection with any discussion of the timing or nature of future financial performance or other events. Such forward-looking statements are subject to certain risks and uncertainties, including whether the Funds are able to re-gain compliance with the NYSE Arca continued listing standards, whether the Funds are able to avoid potential delisting from the NYSE Arca, and other factors disclosed by the Trust from time to time in its filings with the Securities and Exchange Commission. As a result of these factors, the Trust’s actual results may differ materially from those indicated or implied by such forward-looking statements. Except as required by law, the Trust disclaims any obligation to publicly update such statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DBX ETF Trust

Date: December 9, 2016	By:	/s/ Freddi Klassen
	Name:	Freddi Klassen
	Title:	President and Chief Executive Officer